                              RITE AID CORPORATION
                            OFFER FOR ALL OUTSTANDING
                      9 1/2% SENIOR SECURED NOTES DUE 2011
                      AND THE RELATED SUBSIDIARY GUARANTEES
                                 IN EXCHANGE FOR
                      9 1/2% SENIOR SECURED NOTES DUE 2011
                      AND THE RELATED SUBSIDIARY GUARANTEES
                        WHICH HAVE BEEN REGISTERED UNDER
                     THE SECURITIES ACT OF 1933, AS AMENDED

                                                                         o, 2003

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Rite Aid Corporation (the "Rite Aid") is offering, upon and subject to the terms and conditions set forth in the prospectus dated May o, 2003 (the
"Prospectus"), and the enclosed letter of transmittal (the "Letter of
Transmittal"), to exchange (the "Exchange Offer") an aggregate principal amount of up to $300.0 million of its 9 1/2% Senior Secured Notes due 2011 and the related Subsidiary Guarantees which have been registered under the Securities
Act of 1933, as amended, for a like principal amount at maturity of its issued and outstanding 9 1/2% Senior Secured Notes due 2011 and the related Subsidiary
Guarantees (the "Old Notes"). The Exchange Offer is being made in order to satisfy certain obligations of Rite Aid and the Subsidiary Guarantors contained in the Exchange and Registration Rights Agreement dated as of February 12, 2003, by and among Rite Aid, the Subsidiary Guarantors referred to therein and the
Initial Purchasers referred to therein. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Prospectus.

     We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, or who hold Old Notes registered in their own names, we are enclosing the following documents:

     1.  Prospectus dated May o, 2003;

     2.  The Letter of Transmittal for your use and for the information of your clients;

     3.  A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent referred to below prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

     4.  A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

     5.  Guidelines for Certification of Taxpayer Identification Number on
         Substitute Form W-9; and

     6.  Return envelopes addressed to BNY Midwest Trust Company, the Exchange
         Agent for the Exchange Offer.

     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON o, 2003 UNLESS EXTENDED BY RITE AID (THE
"EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE
WITHDRAWN AT ANY TIME BEFORE THE EXPIRATION DATE.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent's Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes, or a timely Book-Entry confirmation of such Old Notes into the
Exchange Agent's account at The Depository Trust Company, should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the
Letter of Transmittal and the Prospectus.

     If a registered holder of Old Notes desires to tender, but such Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration
Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery
Procedures."

     Rite Aid will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding the Prospectus and the related documents to the beneficial owners of Old Notes held by them as nominee or in a fiduciary capacity. Rite Aid will pay or cause to be paid all stock transfer taxes applicable to the exchange of Old Notes pursuant to the Exchange Offer, except as set forth in Instruction
6 of the Letter of Transmittal.

     Any inquiry you may have with respect to the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to BNY
Midwest Trust Company, the Exchange Agent for the Exchange Offer, at its address and telephone number set forth on the front of the Letter of Transmittal.

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                                             Very truly yours,

                                             RITE AID CORPORATION

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY
PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY
OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF
THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN
THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

     Enclosures

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